                                                                EXHIBIT 99.1
                                                                ------------

                            UNIT PURCHASE AGREEMENT

     THIS AGREEMENT is by and between CardioTech International, Inc. (the "Company"), a Massachusetts corporation with an office at 78E Olympia Avenue, Woburn, Massachusetts 01801, and the purchasers (each a "Purchaser" and, collectively, the "Purchasers") named on the purchaser signature pages hereto (the "Purchaser Signature Pages").

     IN CONSIDERATION of the mutual covenants contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1.  Authorization of Shares.  The Company has authorized (a) the
                 -----------------------
sale of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (b) the sale of warrants (the "Warrants" and, together with the Shares, the "Securities") to purchase up to an aggregate of 2,000,000 shares (the "Warrant Shares") of Common Stock in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Offering").

     SECTION 2.  Agreement to Sell and Purchase the Securities.  At each Closing
                 ---------------------------------------------
(as defined below), the Company will sell to each Purchaser participating in such Closing, and each such Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Securities being purchased by such Purchaser. The number of shares of Common Stock to be purchased by each Purchaser, and the number of Warrant Shares to be purchasable under each Purchaser's Warrant, shall be determined on the basis of the total amount payable by such Purchaser (the "Purchase Price") as set forth on such Purchaser's Purchaser Signature Page, based on an aggregate purchase price of $1.25 for each share of Common Stock and Warrant to purchase one share of Common Stock (together, a "Unit").

     SECTION 3.  Payment of Purchase Price.  On or prior to each Closing Date,
                 -------------------------
as defined below, each Purchaser that is purchasing Units on such Closing Date will deliver to the Company the full amount of the Purchase Price payable by such Purchaser by check or wire transfer. Wire transfers should be directed as follows:

          BankBoston
          100 Federal Street
          Boston, MA
          ABA No.: 01100390
          For further credit to:  account no.:  532-85391
                                  account name: CardioTech International, Inc.

     Payments by check should be delivered directly to the Company at the following address:

          CardioTech International, Inc.
          78E Olympia Avenue
          Woburn, MA 01801
          Attention:  John E. Mattern, Chief Financial Officer

          SECTION 4.  The Closing.  The consummation of the transactions
                      -----------
contemplated by this Agreement (the "Closings") shall occur as to each Purchaser on the date that all conditions to Closing with respect to the Company and such Purchaser have been satisfied or at such other time as shall be agreed by the Company and the Purchasers (the "Closing Date"). Within thirty (30) days after each Closing Date, the Company shall deliver to each Purchaser that purchased Units on such Closing Date one or more certificates for the Securities registered in the name of such Purchaser or its nominee.

          SECTION 5.  Representations, Warranties and Covenants of the Company.
                      --------------------------------------------------------
The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

          SECTION 5.1.  Organization.  The Company is duly organized, validly
                        ------------
existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has full power and authority to own and operate its properties and to conduct its business as currently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company.

          SECTION 5.2.  Due Authorization.  The Company has all requisite power
                        -----------------
and authority to execute, deliver and perform its obligations under this Agreement and the Warrants, and this Agreement and the Warrants have been duly authorized and validly executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.3.  Non-Contravention.  The execution and delivery of this
                        -----------------
Agreement and the Warrants, the issuance and sale of the Units to be sold by the Company hereunder, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the Restated Articles of Organization (the "Charter") or the Amended and Restated By-Laws (the "By-Laws") of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws and is required by the rules and regulations of the American Stock Exchange ("AMEX"), is required for the valid issuance and sale of the Securities to be sold pursuant to this Agreement (other than such as have been made or obtained).

          SECTION 5.4.  The Shares; the Warrant Shares. The Shares have been
                        ------------------------------
duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable. The Company shall reserve and keep available, solely for issuance or delivery upon exercise of such Purchaser's Warrants, the number of shares of Common Stock as from time to time shall be receivable upon the exercise of the Warrants.

          SECTION 5.5.  Legal Proceedings.  Except as disclosed in the SEC
                        -----------------
Filings (as defined below), there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

          SECTION 5.6.  No Violations.  Except as disclosed in the SEC Filings,
                        -------------
the Company is not in violation of its Charter or By-Laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, and there exists no condition which, with the passage of time or the giving of notice or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.

          SECTION 5.7.  Governmental Permits, Etc.  Except as disclosed in the
                        -------------------------
SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

          SECTION 5.8.  Financial Statements.  Except as disclosed in the SEC
                        --------------------
Filings, the financial statements of the Company and the related notes contained in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified and are true, correct and complete in all respects.

          SECTION 5.9.  No Material Adverse Change.  Except as disclosed in the
                        --------------------------
SEC Filings, since June 30, 1998, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its business, financial condition or results of operations.

          SECTION 5.10.  Additional Information.  The Company has filed in a
                         ----------------------
timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents (collectively, the "SEC Filings") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, as of their respective filing or effective dates, and the information contained therein was true and correct in all material respects as of the date or effective date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

          (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

          (b) The Company's Proxy Statement for the Annual Meeting of Stockholders held on September 3, 1998; and

          (c) All other documents, if any, filed by the Company with the Securities and Exchange Commission (the "SEC") since June 30, 1998 pursuant to the reporting requirements of the Exchange Act.

          SECTION 5.11.  Intellectual Property.  The Company has the right to
                         ---------------------
use all intellectual property (the "Intellectual Property") now used by it in its business. The Company owns all right, title and interest in and to, all of the intellectual property it owns, free and clear of any liens or encumbrances. In any case in which the Company does not own the Intellectual Property, it has good and valid licenses for the same, which are in full force and effect. No claims have been asserted with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.

          SECTION 5.12.  Listing.  The Company shall use its best efforts to
                         -------
comply with all requirements of AMEX with respect to the issuance of the Shares and the listing of the Shares and the Warrant Shares on AMEX.

          SECTION 5.13.  Use of Proceeds.  The Company will use the net proceeds
                         ---------------
of the sale of the Units to fund research and development activities including preclinical studies and clinical trials, to purchase equipment, to fund working capital and for general corporate purposes.

     SECTION 6.  Representations, Warranties and Covenants of the Purchasers.
                 -----------------------------------------------------------

          (a) Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date on which such Purchaser acquires the Units, that: (i) such Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) such Purchaser is acquiring the Units for its own account for investment and with no present intention of distributing any of such Shares other than to any affiliate of such Purchaser; (iii) such Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) such Purchaser has received and reviewed copies of the SEC Filings, (v) such Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Units; (vi) such Purchaser has, in connection with its decision to purchase Shares, relied solely upon the documents described in
Section 5.10 and the representations and warranties of the Company contained herein; and (v) in evaluating the suitability of the acquisition of the Units, such Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in the SEC Filings, the Offering Memorandum dated October 22, 1998, or as contained herein.

          (b) Each Purchaser agrees not to make any sale of the Securities except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof.

          (c) Each Purchaser, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Each Purchaser, severally and not jointly, represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated thereunder, all certificates evidencing the Securities and the Warrant Shares, whether upon initial issuance or upon any transfer thereof shall bear a legend, prominently stamped or printed therein, reading substantially as follows:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS
     (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

     SECTION 7.  Survival of Representations. Warranties and Agreements.
                 ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and payment therefor.

     SECTION 8.  Registration Statement. No later than March 15, 1999 or 90 days
                 ----------------------
following the termination of the Offering (whichever comes later) and, in any event, subject to the receipt of necessary information from the Purchasers, the Company shall file with the SEC a registration statement on Form S-3 (the "Registration Statement"), which may include other selling stockholders, providing for the resale of the Warrant Shares and the Shares (collectively, the "Registrable Shares") by the Purchasers from time to time in accordance with Rule 415 promulgated under the Securities Act. The Company shall use its best efforts to cause the Registration Statement to become effective no later than April 15, 1999 or within 120 days after the termination of the Offering (whichever comes later) and the Company shall use its best efforts to keep the Registration Statement effective until the earlier of (a) the time all the Registrable Shares have been sold pursuant to the Registration Statement or (b) the expiration of the Warrants. The Company shall furnish to each Purchaser such number of copies of the prospectus contained in the Registration Statement as such Purchaser shall reasonably require to facilitate the public sale of the Registrable Shares.

     SECTION 9.  Conditions to Closing.
                 ---------------------

          (a) The obligations of each Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Company of each of the following conditions on or before the Closing Date on which such Purchaser is to acquire Units, any one or more of which may be waived by such
Purchaser:

               (i) The representations and warranties of the Company set forth in this Agreement delivered to the Purchasers by or on behalf of the Company shall be true and correct as if made on such Closing Date.

               (ii) Each of the covenants, agreements and conditions to be performed and satisfied by the Company pursuant to this Agreement at or prior to such Purchaser's Closing shall have been duly performed and satisfied.

               (iii) The Company shall have delivered an executed counterpart of this Agreement to such Purchaser.

          (b) The obligations of the Company to consummate the transactions contemplated hereby on each Closing Date shall be subject to the satisfaction by each Purchaser acquiring Units on such Closing Date of each of the following conditions on or before such Closing Date, any one or more of which may be waived by the Company:

               (i) The representations and warranties of such Purchaser set forth in this Agreement shall be true and correct as if made on such Closing Date.

               (ii) Each of the covenants, agreements and conditions to be performed and satisfied by such Purchaser pursuant to this Agreement at or prior to such Purchaser's Closing shall have been duly performed and satisfied.

               (iii) Such Purchaser shall have paid the Purchase Price to be paid by it in accordance with Section 3.

               (iv) Such Purchaser shall have delivered a completed and executed Purchaser Signature Page to the Company.

               (v) Such Purchaser shall have delivered a completed and executed Investor Questionnaire to the Company.

          (c) The Company and each Purchaser shall use their best efforts to cause their respective conditions to closing set forth in this Section 10 to be satisfied.

     SECTION 10. No Brokers.  The parties hereto hereby represent that there
                 ----------
are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby, other than Fechtor, Detwiler & Co., Inc., who will be paid a commission and issued warrants by the Company.

     SECTION 11. Notices.  All notices, requests, consents and other
                 -------
communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, postage prepaid, or sent by facsimile and shall be deemed given when actually received:

     (a)  if to the Company to:

          CardioTech International, Inc.
          78E Olympia Avenue
          Woburn, MA 01801
          Facsimile:  (781) 933-3933
          Attention:  John E. Mattern, Chief Financial Officer

     (b) if to any Purchaser, to its address as set forth on such Purchaser's Purchaser Signature Page, or to such other address or addresses as may have been furnished to the Company in writing.

     SECTION 12. Changes  Any term of the Agreements may be amended or
                 -------
compliance therewith waived with the written consent of the Company and the holders of a majority of the Shares purchased pursuant to this Agreement.

     SECTION 13. Headings.  The headings of the various sections of this
                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 14. Severability.  If any provision contained in this Agreement
                 ------------
shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 15. Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws of The Commonwealth of Massachusetts and United States federal law.

     SECTION 16. Counterparts.  This Agreement may be executed in two
                 ------------
counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Unit Purchase Agreement to be executed by their duly authorized representatives as of the following date.


Dated: _______________,1998            CARDIOTECH INTERNATIONAL, INC.



                                       By:
                                           -------------------------------
                                       Title:
                                             -----------------------------


[Purchaser Signature Page Continues on the Following Page]

PURCHASER SIGNATURE PAGE

     The undersigned Purchaser hereby executes the Unit Purchase Agreement with CardioTech International, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

                                   Purchaser Name:
                                                  ------------------------



                                   By:
                                       -----------------------------------
                                   Title:
                                         ---------------------------------



Amount of Investment: $
                       --------------------------

Name in which Securities are to be registered:
                                               ---------------------------

Address and facsimile number of registered holder:

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

facsimile number:
                  -------------------------------

Social Security or Tax ID Number:
                                 --------------------------
Contact name and telephone number
regarding settlement and registration:
                                      ------------------------------------

                                      ------------------------------------